Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-267803) and Form S-8 (No. 333-264136) of 5E Advanced Materials, Inc. of our report dated August 30, 2023, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
August 30, 2023